Exhibit 23


             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-46735 and 333-88306 of Alliant Energy Corporation on Form S-8 of our report dated June 14, 2004, appearing in this Annual Report on Form 11-K of the Alliant Energy Corporation 401(k) Savings Plan for the year ended December 31, 2003.





/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin
June 24, 2004





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